Exhibit 10.8.14


                                  CONSECO, INC.

            AMENDED AND RESTATED 1997 NON-QUALIFIED STOCK OPTION PLAN

                                   ARTICLE I.

                                     Purpose

          The purpose of the CONSECO, INC. 1997 NON-QUALIFIED STOCK OPTION PLAN (the "Plan") is to provide a means through which CONSECO, INC., an Indiana corporation (the "Company"), may provide incentives to increase the personal financial identification of key personnel with the long-term growth of the Company and the interests of the Company's shareholders through the ownership and performance of the common stock of the Company, to enhance the Company's ability to retain key personnel and to attract outstanding prospective executive employees.

                                   ARTICLE II.

                                   Definitions

          The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a) "Board" means the Board of Directors of the Company.

          (b) A "Change of Control" of the Company shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as revised effective January 20, 1987, or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided, that, without limitation, (x) such a change of control shall be deemed to have occurred if and when either (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and (y) no such change of control shall be deemed to have occurred if and when either
(A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the 1934 Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the


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Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect," or words or comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.

          (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

          (d) "Compensation Committee" means not less than two members of the Board who are selected by the Board as provided in Article IV, Section 4.01.

          (e) "Common Stock" means the common stock, no par value per share, of the Company.

          (f) "Company" means Conseco, Inc., an Indiana corporation, and any successor thereto.

          (g) "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board.

          (h) An "employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

          (i) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange

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composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Compensation Committee in such manner as it deems appropriate.

          (k) "Holder" means an employee who has been granted an Option.

          (l) "Option" means an Option granted under Article VII of the Plan and includes only Options to purchase Common Stock which do not constitute Incentive Stock Options under Section 422 of the Code.

          (m) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

          (n) "Plan" means Conseco, Inc. 1997 Non-Qualified Stock Option Plan, as amended from time to time.

          (o) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.


                                  ARTICLE III.

                     Effective Date and Duration of the Plan

          The Plan shall be effective as of April 1, 1997, the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired or until the Plan is terminated in accordance with Article IX.

                                   ARTICLE IV.

                                 Administration

          Section 4.01 Composition of Compensation Committee. The Plan shall be administered by a committee which shall be (i) appointed by the Board; and (ii) constituted solely of "outside directors," within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

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          Section 4.02 Powers. Subject to the provisions of the Plan, the
Compensation Committee shall have sole authority, in its discretion, to determine which employees shall receive an Option, the time or times when such Option shall be made, and the number of shares of Common Stock which may be issued under each Option. In making such determinations the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's success and such other factors as the Compensation Committee in its discretion shall deem relevant.

          Section 4.03 Additional Powers. The Compensation Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Compensation Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, to determine the terms, restrictions and provisions of each Award, and to make all other determinations necessary or advisable for administering the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Option in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Compensation Committee on the matters referred to in this Article IV shall be conclusive.

          Section 4.04 Additional Authority. Notwithstanding any other provision of this Plan to the contrary, the Board may also appoint an additional committee, comprised of one or more members of the Board, which additional committee shall have the powers set forth under Sections 4.02 and 4.03 of the Plan, with the following limitations: (i) the additional committee may grant options only to those employees who are not expected to become subject to the insider trading restrictions of Section 16 of the 1934 Act or Section 162(m) of the Code; and (ii) the additional committee may not grant options to purchase more than 25,000 shares to any employee in any calendar year.

                                   ARTICLE V.

                                Grant of Options;
                           Shares Subject to the Plan

          Section 5.01 Stock Option Limits. The Compensation Committee may from time to time grant Options to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of
Article VI. Subject to Article VIII, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, when added to all

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outstanding, unexpired options under the Company's other employee benefit plans, shall not exceed 20% of the shares of Common Stock outstanding on the date of grant. In determining the number of shares outstanding on the date of grant, the Compensation Committee shall include the number of shares then issuable under any outstanding securities of the Company (other than options) which are then exchangable for or convertible into Common Stock. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options under Article VII hereof granted to any one individual during any calendar year is: the sum (subject to adjustment in the same manner as provided in Article VIII with respect to shares of Common Stock subject to Options then outstanding) of (a) 1,000,000 plus (b) the number of shares (not to exceed 3,000,000) issued under a Reload Program as described below, plus (c) the number of options provided for in an employment contract that has been approved by a vote of the shareholders. As an inducement to holders of non-qualified stock options to exercise those options significantly before their expiration date, the Compensation Committee may offer a Reload Program to such holders. Under the Reload Program, new Options may be granted for a number of shares equal to (a) the sum of (i) the total exercise price of the prior options exercised in the Reload Program plus (ii) the taxes incurred by the holder as a result of such exercise (deemed to be 45% of the taxable income resulting from such exercise) divided by (b) the exercise price per share of the newly granted Option. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options to constitute "performance-based" compensation for purposes of
Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

          Section 5.02 Stock Offered. The stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI.

                                   Eligibility

          Options may be granted only to persons who, at the time of grant, are employees. Options under this Plan may not be granted to any Director who is not an employee of the Company. An Award may be granted on more than one occasion to the same person.

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                                  ARTICLE VII.

                                  Stock Options

          Section 7.01 Option Period. The term of each Option shall be as specified by the Compensation Committee at the date of grant.

          Section 7.02 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.

          Section 7.03 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Compensation Committee from time to time shall approve. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to
(i) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, including a provision that Options shall continue to vest and remain exercisable for so long as a Holder who terminates employment with the Company remains an employee of any Company subsidiary or affiliate of the Company, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Option Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Compensation Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

          Section 7.04 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Compensation Committee, but such purchase price (i) for options granted to the chief executive officer of the Company and the other four most highly compensated executive officers of the Company, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and

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(ii) shall be subject to adjustment as provided in Article VIII. An option may not be granted at less than the Fair Market Value of a share of Common Stock on the date such Option is to be granted if the sum of (i) the number of shares of Common Stock which could be purchased under such Option plus (ii) the number of shares of Common Stock which could be purchased under all other Options which were granted under the Plan previously at less than the Fair Market Value of a share of Common Stock on the date of grant would exceed five percent of the maximum number of Options then available for grant under the second sentence of
Section 5.01. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee.

          Section 7.05 Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

          Section 7.06 Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                                  ARTICLE VIII.

                       Recapitalization or Reorganization

          Section 8.01 Stock Dividends, etc. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or exercise of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

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          Section 8.02 Recapitalizations. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

          Section 8.03 Change of Control. In the event of a Change of Control, all outstanding Options shall immediately vest and become exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Option, cash in an amount equal to the excess of
(i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six
(6) months before the occurrence of a Change of Control if the Holder of such Option is subject to the reporting requirements of Section 16(a) of the 1934 Act and such disposition is not exempt under Rule 16b-3 but shall be applicable to such Option after the expiration of six (6) months from the date of grant. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

          Section 8.04 Other Adjustments. In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Article VIII, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Compensation Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Options.

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          Section 8.05 Impact of Plan. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          Section 8.06 Shareholder Action. Any adjustment provided for in Sections 8.01, 8.02, 8.03 and 8.04 above shall be subject to any required shareholder action.

          Section 8.07 Other. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Options theretofore granted or the purchase price per share.

                                   ARTICLE IX.

                      Amendment and Termination of the Plan

          The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Option theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan if such approval is required under applicable law or stock exchange rule or in order for the Plan to continue to comply with Section 162(m) of the Code.

                                   ARTICLE X.

                                  Miscellaneous

          Section 10.01 No Right To An Option. Neither the adoption of the Plan by the Company nor any action of the Board or the Compensation Committee shall be deemed to give an employee any right to be granted an Option to purchase

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Common Stock except as may be evidenced by an Option or by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Option.

          Section 10.02 No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment (or service as a Director, in accordance with applicable corporate law) at any time.

          Section 10.03 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Compensation Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Option satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Subject to such terms and conditions as the Compensation Committee may impose, the Company shall have the right to retain, or the Compensation Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.

          Section 10.04 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

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          Section 10.05 Restrictions on Transfer. An Option shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family, to a partnership consisting only of members of the Holder's immediate family or to a trust for the benefit of such immediate family member or to such other persons or entities as the Compensation Committee determines in its discretion, if permitted in the applicable Option Agreement. An option may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative unless it has been transferred to a member of the Holder's immediate family, to a partnership consisting only of members of the Holder's immediate family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for in Section 10.03 hereof.

          Section 10.06 Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options granted hereunder with an exercise price not less than Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of
Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Option previously granted hereunder.

          Section 10.07 Governing Law. This Plan shall be construed in accordance with the laws of the State of Indiana.

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